UNITED STATES
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SCHEDULE 14A
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Exchange Act of 1934 (Amendment No.     )

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Lev Pharmaceuticals, Inc.

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1. Investor Presentation


VIROPHARMA
INCORPORATED

ViroPharma Incorporated

Acquisition of LEV Pharmaceuticals

July 15, 2008

This presentation contains certain forward-looking statements that involve risks and uncertainties. Actual results and events may differ significantly from results and events discussed in forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving ViroPharma and Lev, including, among others, future financial and operating results, cost savings, enhanced revenues, ViroPharma's plans, objectives, expectations and intentions and other statements that are not historical facts.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of Lev stockholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; the risk that revenues following the merger will be lower than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues; new information arising out of clinical trial results; the risk that the safety and/or efficacy results of existing clinical trials for Cinryze™ will not support approval for a biologics license; the risk that FDA may require Lev, or after the merger, ViroPharma, to conduct additional clinical trials for Cinryze™; the risk that FDA may interpret data differently than Lev, or after the merger, ViroPharma, does or requires more data or a more rigorous analysis of data than expected; the risk that FDA will not approve a product for which a biologics license has been applied; obtaining regulatory approval to market Cinryze™; market acceptance of Cinryze™; maintaining the orphan drug status associated with Cinryze™. These factors, and other factors, including, but not limited to those described in our filings with the Securities and Exchange Commission, could cause future results to differ materially from the expectations expressed in this presentation. The forward-looking statements contained in this presentation may become outdated over time. We do not assume any responsibility for updating any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors" in our 10K for the year ended December 31, 2007 and 10-Q for the period ended March 31, 2008 filed with the Securities and Exchange Commission.

ViroPharma Incorporated

Additional Information About this Transaction

In connection with the proposed merger, ViroPharma will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Lev that also constitutes a prospectus of ViroPharma. Lev will mail the proxy statement/prospectus to its stockholders. ViroPharma and Lev urge investors and security holders to read the proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information.

You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC's website (www.sec.gov). You may also obtain these documents, free of charge, from ViroPharma's website (www.viropharma.com) under the tab "Investors" and then under the item "SEC Filings". You may also obtain these documents, free of charge, from Lev's website (www.levpharma.com) under the tab "Investor Relations" and then under the heading "SEC Filings."

Proxy Solicitation

ViroPharma, Lev and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Lev stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Lev stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about ViroPharma's executive officers and directors in its definitive proxy statement filed with the SEC on April 11, 2008. You can find information about Lev's executive officers and directors in definitive proxy statement filed with the SEC on April 16, 2008. You can obtain free copies of these documents from ViroPharma and Lev using the contact information above.

VIROPHARMA INCORPORATED

ViroPharma Incorporated

Vincent Milano

President and Chief Executive Officer

ViroPharma Incorporated
LEV Represents an Ideal Strategic Fit

- Company with late stage, clinically proven product with additional indication opportunities
- Targeting serious diseases with great medical need
- Markets addressable with small sales force
- Modest additional infrastructure required
- High probability of regulatory and commercial success

ViroPharma Incorporated

ViroPharma Incorporated

Cinryze™ is an Important Potential Therapy

- Cinryze is replacement therapy for patients with HAE (hereditary angioedema), a dangerous and rare disease
  - Supported by 35+ years of replacement therapy experience in Europe
- Strong exclusivity proposition: US Orphan drug designation
  - Orphan exclusivity will follow the label
- Only drug in development with pivotal data in HAE prophylaxis
- Potential near term approval in prophylaxis: Est. 4Q 2008
  - FDA panel considered prophylaxis only
  - Complete Response Letter raised issues including CMC; we are comfortable with Lev's response but FDA must agree
- Life saving drug targets dangerous disease; clear medical need

ViroPharma Incorporated

ViroPharma Incorporated
Deal Terms

- Total deal value \$3.75/share, \$617.5M aggregate value
- Upfront payment of \$2.75/share, \$442.9M payable in 82% cash and 18% VPHP stock
- Two contingent value right payments consistent with Cinryze success
  - 0.50/share (\$87.4M cash) on both approval and grant of orphan exclusivity as first in C1 INH category for acute treatment of HAE; or 2 years with no other acute C1 INH approval
  - 0.50/share (\$87.4M cash) on the achievement of cumulative net sales of \$600M
- \$20M common stock equity investment

ViroPharma Incorporated

ViroPharma Incorporated

Colin Broom, M.D.

Vice President, Chief Scientific Officer

Cinryze™

Clinical and Regulatory History

- *2004*: Orphan drug designation in HAE
- *2005*: Fast track designation received in US
- *2007*: Phase 3 data from prophylactic and acute trials presented
- *2007*: Cinryze BLA submitted, including both sets of data
- *2008*: Complete response letter received by Lev
- *2008*: Complete Response accepted for review by FDA; Oct. 14th action date targeted
- *2008*: BPAC panel vote unanimous for approval of Cinryze™ prophylaxis
- FDA has indicated that they consider prophylaxis and acute to be different orphan indications

ViroPharma Incorporated

Cinryze™

Targeting: Hereditary Angioedema (HAE)

- HAE is a life-threatening and debilitating genetic disorder
  - Caused by a deficiency of **C1 inhibitor** (C1-INH) protein
  - Autosomal dominantly inherited disease/50% chance of transmission to child
  - Attacks last 2–3 days; on average, occur once per month
    - Severely affected patients may have 2-3 attacks per week
  - Associated with up to 40% mortality if left untreated
- U.S. patient population with deficiency: ~10,000
  - Approximately 4,600 patients diagnosed
- Current treatments inadequate; carry serious side effects
  - Anabolic steroids are today used as prophylaxis in ~1500 patients because their risk of dying from laryngeal attack too high
  - Very little usage in female or pediatric patients, despite great need
- Cinryze is replacement therapy for C1 inhibitor deficiency

ViroPharma Incorporated



Clinical Presentation of HAE



Laryngeal	• May lead to death from asphyxiation • Often require intubation and tracheotomy
Abdominal	• Associated with severe pain, intestinal obstruction, nausea, vomiting, and dehydration • Lead to hospitalizations and unnecessary surgeries
Urogenital	• Result commonly from intercourse and/or childbirth • Associated with painful urination and swollen genitalia
Facial	• Most often affect lips, eyelids, and tongue • Swelling may migrate or extend to the upper airways
Extremity	• Most common sites affected • Swelling of hands and feet are functionally disabling

ViroPharma Incorporated

HAE: Example of Facial Swelling







VIROPHARMA INCORPORATED

...Leading to a laryngeal attack

What is C1 inhibitor?



A Human Plasma Protein…



- **Key regulator of three biochemical pathways:**
  - contact
  - complement
  - fibrinolysis

… that mediates inflammation



- **C1 inhibitor deficiency can cause:**
  - disfiguring swelling
  - debilitating pain
  - asphyxiation & death

VIROPHARMA INCORPORATED

Hereditary Angioedema (HAE)
Current Treatments Create Unmet Medical Need

Prophylaxis against HAE

- In US: Anabolic steroids (including Danazol)
  - Underused
  - Side effects of steroid use include liver toxicity, lipid abnormalities, carcinogenicity and virilization
  - Limited usage among women and children
- In EU: anabolic steroids and C1-INH

Acute treatment of HAE

- In US:
  - Supportive therapy only
  - Extremities – no treatment
  - GI tract – antiemetics, morphine
  - Larynx – intubation, tracheotomy
- In EU: C1-INH

ViroPharma Incorporated



Hereditary Angioedema (HAE)

Importance of prophylaxis

- HAE is a dangerous disease; associated with up to 40% mortality if left untreated
- No way to tell if an attack will be deadly or how long an attack will take to develop
- C1 inhibitor used up more quickly during an acute attack, leading to an increase in the severity /duration
- ~1,500 patients already choose prophylaxis against HAE with anabolic steroids, despite limitations
- Market research in US HAE patients: 55% claimed needs not being met by currently available drugs

VIROPHARMA INCORPORATED



Pivotal Phase 3 Results from Cinryze™

Prophylactic Study

- Randomized, double-blind, placebo-controlled, multi-center study
- 22 subjects treated twice weekly
  - History of at least 2 attacks per month to qualify
  - Crossover design: 12 weeks of treatment in each arm for a total of 24 weeks
- Met primary endpoint: reduction in the number of HAE attacks
  - 52% reduction in total number of attacks in Cinryze group ($P<0.0001$)
  - Subjects in placebo arm received significantly more open-label Cinryze™
- Met secondary endpoints with statistical significance
  - 66% reduction in days of swelling ($P<0.0001$)
  - Decreases in average duration ($P=0.0004$) and severity ($P=0.0008$) of attacks
  - 19 of 22 patients (86%) showed improvement in Cinryze™ arm
  - 11of 22 patients (50%) had no swelling or minor swelling
- Over 7,000 doses of Cinryze administered to date
  - No immunogenicity, no drug related SAEs

VIROPHARMA INCORPORATED

Cinryze™ First Dose Program
Revenue Base at Launch

- More than 100 patients in open label prophylactic trials
- Provides revenue base at launch

ViroPharma Incorporated

ViroPharma Incorporated

Dan Soland

Vice President, Chief Operating Officer

Status of Drugs in Development for HAE

- Multiple HAE drugs with Orphan Drug designation
- However, FDA have indicated that they are considering HAE prophylaxis and acute treatment separately for exclusivity
- Drugs with pivotal **prophylactic** data:
  - *Only* Lev's Cinryze™ (C1 INH)
- Drugs with pivotal **acute** data or in acute HAE pivotal studies:
  - Lev's Cinryze (C1 INH)
  - CSL Behring's Berinet (C1 INH) – no prophylactic data
  - Jerini's (Shire) Icatibant (bradykinin) – no prophylactic data, short half life
  - Dyax' DX-88 (kallikrein) – no prophylactic data, short half life
  - Pharming's Rhucin (rhC1-INH) – no prophylactic data

VIROPHARMA INCORPORATED



Significant HAE Market Opportunity

U.S. HAE population (diagnosed)
4,600*

Acute market
3,100

Treatments per year (6 per year)
18,600

Prophylaxis market
1,500

Treatments per year (1.5 per week)
117,000

Multi-hundred million dollar market opportunity in both acute and prophylaxis

Pricing anticipated to be comparable to other ultra orphan drugs

VIROPHARMA INCORPORATED

* US Hereditary Angioedema Assoc.

Understanding the Ultra-Orphan Market

Company	Brand Name	~Annual cost	Indication
Genzyme	Cerezyme®	$250K	Gaucher's disease
Genzyme	Fabrazyme®	$250K	Fabry disease
Genzyme	Myozyme®	$280K	Mucopolysaccharidoses (MPS)
Biomarin/Genzyme	Aldurazyme®	$370K	Hurler syndrome (MPS)
Shire	Elaprase™	$375K	Hunter syndrome (MPS II)
Alexion	Soliris™	$400K	Paroxysmal Nocturnal Hemoglbinuria (PNH)

ViroPharma Incorporated

Annual costs are approximate and may vary depending on dosing

Understanding Today's HAE Landscape

Source: LEV market research

- 700+ allergists with 3,500+ HAE patients under care
  - 175 docs manage 70% of patients
  - ~1,500 patients are currently taking prophylactic anabolic steroid
- Only 34% of family members have been tested for HAE
  - Despite 50/50 chance that an HAE+ parent will pass it to child
  - Represents significant growth opportunity

VIROPHARMA INCORPORATED

Understanding Today's HAE Landscape

Lack of Satisfaction Among Allergists

Source: LEV market research

- HAE treating allergists average of 6.5 HAE patients per practice
- 64% to 75% currently use prevention with steroids despite limitations
- Allergists unsatisfied with current prophylactic options
  - 59% of responding allergists rate current satisfaction level as 3 or below on scale of 7
  - No allergists rated current satisfaction as 'completely satisfied'
- Would convert more than 60% of patients with >2 attacks/mo. to C1 INH-replacement therapy when available
  - Would convert ~80%+ of patients with 4+ attacks/month

VIROPHARMA INCORPORATED

Understanding Today's HAE Landscape

Lack of Satisfaction Among HAE Patients

Source: LEV market research

- Patient unmet needs: prevention and symptom relief
- 66% take steroids, though very concerned about associated long-term health problems
- Strong preference to convert from Danazol to C1-INH
- Prophylaxis needed for a return to normalcy
- Preventative needs are unmet:
  - 55% say needs not being met by current drugs (rated 2 or 1, on a 5 scale)
  - 30% of these claimed that their needs were not being met *at all* (rated 1)

ViroPharma Incorporated

Cinryze™

Commercialization Plan in Place for Successful Launch

- Already executing on strong commercialization plan:
  - Publication, patient association, KOL, internet, etc. plans underway
  - Distribution strategy in place
- Patient Assistance Program ready to assure that every HAE patient would have access to drug
- Limited infrastructure required
  - Small sales force will be added to promote Cinryze (15-20 reps)
  - Minimal regional medical scientist expansion

ViroPharma Incorporated

ViroPharma Incorporated

Launch and Commercialization of Cinryze™

- Strong work in advance of approval by Lev team helps support successful launch
- ViroPharma's commercial and regulatory experience and infrastructure, and capital, improve likelihood of success
- Additional upside possible in acute treatment
- Consideration of other territories and indications provide long term growth opportunities for Cinryze

VIROPHARMA INCORPORATED

ViroPharma Incorporated

Vincent Milano

President and Chief Executive Officer

ViroPharma Incorporated

LEV Acquisition Represents an Ideal Strategic Fit

- Opportunity to acquire another near term opportunity
- Multiple additional potential indications possible
- Fits VPHM business development requirements perfectly
  - Niche product opportunity
  - Targets serious disease; significant unmet medical need
  - Addressable with modest infrastructure
  - High probability of regulatory and commercial success
- Integration is doable; both companies engaged
- Great expertise in HAE that we would like to retain
- Still have strong cash reserves

ViroPharma Incorporated


VIROPHARMA
INCORPORATED

ViroPharma Incorporated

Acquisition of LEV Pharmaceuticals

July 15, 2008